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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-8 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
New York, New York


July 1, 1996